UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2011 (July 5, 2011)

UNION DRILLING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51630	16-1537048
(Commission File Number)	(I.R.S. Employer Identification No.)

4055 International Plaza, Suite 610 Fort Worth, Texas	76109
(Address of Principal Executive Offices)	(Zip Code)

(817) 735-8793

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 5, 2011, Union Drilling, Inc. (the “Company”) entered into separate agreements with Integrated Drilling Equipment Company Holdings, Inc. (“IDE”) to purchase two IDE-1500 Sparta Series AC electric drilling rigs, together with related equipment (the “Rigs”). Each Rig will have 1,500 hp drawworks, 1,600 hp mud pumps and a 500 ton AC top drive. The aggregate cost of the Rigs and certain additional related equipment, including tubulars, is approximately $35 million. The first Rig is scheduled for delivery to the Company in January 2012, followed by the second Rig in February 2012. The Company intends to deploy the Rigs for an existing customer’s drilling program in the Arkoma Basin. The agreements contain customary representations and warranties.

The summary above does not purport to be complete and is qualified in its entirety by reference to the actual text of the form of sale agreement filed as Exhibit 10.1 to this Current Report on Form 8-K (being incorporated herein by reference).

Item 7.01	Regulation FD Disclosure.

On July 6, 2011, the Company issued a press release announcing the execution of the agreements referenced in Item 1.01 above. A copy of the press release is filed as Exhibit 99.1 to this Current Report on 8-K, and the contents thereof are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Rig & Equipment Sale Agreement dated July 5, 2011 between Union Drilling, Inc. and Integrated Drilling Equipment Company Holdings, Inc.

99.1	Press Release dated July 6, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION DRILLING, INC.

Date: July 6, 2011	By:	/s/ Christopher D. Strong
Christopher D. Strong, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Rig & Equipment Sale Agreement dated July 5, 2011 between Union Drilling, Inc. and Integrated Drilling Equipment Company Holdings, Inc.

99.1	Press Release dated July 6, 2011